EXHIBIT 11

 First Health Group Corp. and Subsidiaries
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (Unaudited)


                                                Three Months Ended March 31,
                                                ---------------------------
                                                   2000            1999
                                                -----------     -----------
 Net income .............................      $ 19,612,000    $ 17,580,000
                                                ===========     ===========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   47,656,000      53,463,000

   Other issuances of common stock ......           243,000          40,000

   Purchases of treasury stock ..........          (187,000)       (751,000)
                                                -----------     -----------
 Weighted average common and common share
   equivalents...........................        47,712,000      52,752,000
                                                ===========     ===========
 Net income  per common share............      $        .41    $        .33
                                                ===========     ===========

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
 First Health Group Corp. and Subsidiaries
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (Unaudited)

                                               Three Months Ended March 31,
                                                ---------------------------
                                                   2000            1999
                                                -----------     -----------
 Net income                                    $ 19,612,000    $ 17,580,000
                                                ===========     ===========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   47,656,000      53,463,000

   Other issuances of common stock ......           243,000          40,000

   Purchases of treasury stock ..........          (187,000)       (751,000)

   Common Stock Equivalents:

   Additional equivalent shares issuable from
     assumed exercise of common stock options     1,819,000         356,000
                                                -----------     -----------
 Weighted average common and common share
   equivalents...........................        49,531,000      53,108,000
                                                ===========     ===========
 Net income per common share.............      $        .40    $        .33
                                                ===========     ===========
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